For Immediate Release

FERRO REPORTS THIRD QUARTER 2013 ADJUSTED EPS OF $0.14

•	Full-year 2013 adjusted EPS guidance raised to $0.42 — $0.45

•	Cost savings for 2013 now expected to be approximately $45 million

•	Company reaffirms 2015 adjusted EPS target in excess of $1.00

CLEVELAND, Ohio – October 23, 2013 – Ferro Corporation (NYSE: FOE, the “Company”) today reported results for the third quarter ended September 30, 2013. The third-quarter net income attributable to common shareholders was $0.15 per diluted share compared with a net loss of $3.66 per share in the third quarter of 2012. On an adjusted basis, earnings per diluted share were $0.14 compared with a net loss of $0.02 per share in the third quarter of 2012. The Company attributed the increase in profitability to management’s continued progress executing on its value creation strategy. The Company raised its full-year 2013 adjusted earnings guidance to $0.42 to $0.45 per diluted share, versus previous guidance of $0.35 to $0.40 per diluted share, reflecting lower selling, general and administrative (“SG&A”) expenses and improving gross profit margins, primarily as a result of successful execution of cost reduction initiatives and improved business mix. Please refer to the supplemental tables at the end of this release for additional information concerning adjusted financial results.

Peter Thomas, President and Chief Executive Officer, commented, “We continue to make progress on our value creation strategy, making Ferro more competitive and driving increased profitability. We are realizing the benefits of our cost saving initiatives more quickly than previously anticipated and are now expecting total savings for 2013 to be approximately $45 million. More importantly, we estimate that our annual savings run rate at the beginning of 2014 will be approximately $70 million.”

2013 Third-Quarter Results

Ferro reported net sales of $408.1 million in the third quarter of 2013, compared with net sales of $408.9 million in the third quarter of 2012. Value-added sales, which exclude precious metal sales, increased 3.8%, to $387.0 million from $372.9 million in the third quarter last year. Adjusting for the impact of exiting the solar pastes product line (approximately $4 million), value-added sales increased by 5.0%.

Gross profit was $84.2 million for the 2013 third quarter, compared with $60.7 million for the third quarter of 2012. Excluding special charges, adjusted gross profit was $84.8 million (21.9% of value-added sales) compared with $66.5 million (17.8% of value-added sales) in the prior-year period. During the third quarter of 2013, gross profit was reduced by special charges of $0.6 million compared with special charges of $5.8 million in the same period last year. The special charges in the 2012 period were primarily related to inventory write-downs associated with the solar pastes assets and residual costs at manufacturing sites closed as part of earlier restructuring initiatives.

SG&A expenses declined 7.5% to $59.1 million during the third quarter of 2013 from $63.9 million in the prior-year quarter. Excluding special charges in both periods, SG&A expenses declined 6.3% to $56.8 million from $60.6 million. Included in both periods is the impact of incentive compensation accruals, including a charge of approximately $7 million in the third quarter of 2013 and a credit of approximately $4 million in the same quarter last year. Excluding special charges and the impact of incentive compensation, SG&A expenses for the third quarter were reduced by over $15 million on a year-over-year basis. The Company estimates that its current normalized run-rate for quarterly SG&A expenses is approximately $54 million, adjusting for special charges, normalized incentive compensation expenses and seasonal effects.

Net income attributable to common shareholders for the quarter ended September 30, 2013, was $12.7 million, or $0.15 per diluted share compared with a net loss of $316.1 million, or $3.66 per diluted share, in the third quarter of 2012. Adjusted net income from continuing operations attributable to common shareholders was $12.5 million, or $0.14 per diluted share, compared with a net loss of $1.9 million, or $0.02 per diluted share, in the year-ago quarter.

Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) were approximately $38.0 million in the third quarter of 2013, compared with $16.9 million in the same period last year. Adjusted EBITDA margins, represented as a percentage of value-added sales, were 9.8% in the third quarter of 2013 and 4.5% in the same period last year.

Total debt as of the end of the third quarter was $337.8 million, a reduction of $9.0 million from December 31, 2012. In addition, cash balances increased $6.3 million during the first nine months of the year to $35.9 million, resulting in a reduction in net debt (debt less cash) of $15.3 million during the first nine months of the year. In comparison, net debt increased by $26.2 million during the first nine months of 2012.

Outlook

The Company expects adjusted earnings for the 2013 fourth quarter to be in the range of $0.04 to $0.07 per diluted share, resulting in full-year adjusted earnings of $0.42 to $0.45 per diluted share. The expected increase in earnings compared with the Company’s previous guidance is primarily a result of the accelerated pace of cost savings during the year. Full-year cost savings are now expected to be approximately $45 million.

Adjusting for the impact of divested operations and before the impact of changes in foreign currency rates, fourth-quarter and full-year value-added sales are expected to be essentially flat compared with the prior-year periods. Guidance for fourth quarter sales has been lowered, primarily due to an increase in product deselection of phthalate-based plasticizers in the Polymer Additives segment. The pace of deselection has increased, as U.S. vinyl flooring producers have begun migrating to more eco-friendly alternatives. Ferro currently is building dibenzoates manufacturing capacity in Europe to address growing demand for eco-friendly plasticizers.

For the year, the Company expects cash flow to be $15 million to $20 million, which is expected to be used to reduce net debt.

The Company also reaffirms its financial targets for 2015, including cost savings of greater than $100 million and adjusted earnings per share in excess of $1.00 per diluted share.

Conference Call

The Company will host a conference call to discuss its third-quarter financial results and current outlook for 2013 on Thursday, October 24, 2013, at 10:00 a.m. Eastern Time. To listen to the call, dial 800-354-6885 if calling from the United States or Canada, or dial 303-223-2685 if calling from outside North America. Please call approximately 10 minutes before the conference call is scheduled to begin.

An audio replay of the call will be available through noon Eastern Time on October 30. To access the replay, dial 800-633-8284 if calling from the United States or Canada, or dial 402-977-9140 if calling from outside North America. Use the program ID #21676629 to access the audio replay.

The conference call also will be broadcast live over the Internet and will be available for replay through November 30, 2013. The live broadcast and replay can be accessed through the Investor Information portion of the Company’s Web site at www.ferro.com. A podcast of the conference call will also be available on the site.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials and chemicals for manufacturers. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,550 employees globally and reported 2012 sales of $1.8 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;

•	Ferro’s ability to successfully implement its value creation strategy;

•	Ferro’s ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs and indirect spend optimization initiative, and to produce the desired results, including projected savings;

•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;

•	Ferro’s ability to access capital markets, borrowings, or financial transactions;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	the availability of reliable sources of energy and raw materials at a reasonable cost;

•	currency conversion rates and economic, social, regulatory, and political conditions around the world;

•	Ferro’s presence in certain geographic regions, including Latin America and Asia-Pacific, where it can be difficult to compete lawfully;

•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;

•	Ferro’s ability to successfully introduce new products or enter into new growth markets;

•	sale of products into highly regulated industries;

•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;

•	Ferro’s ability to complete future acquisitions or dispositions, or successfully integrate future acquisitions;

•	competitive factors, including intense price competition;

•	Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against it;

•	management of Ferro’s general and administrative expenses;

•	Ferro’s multi-jurisdictional tax structure;

•	the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro’s return on capital;

•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;

•	stringent labor and employment laws and relationships with the Company’s employees;

•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;

•	implementation of new business processes and information systems;

•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;

•	exposure to lawsuits in the normal course of business;

•	risks and uncertainties associated with intangible assets;

•	Ferro’s borrowing costs could be affected adversely by interest rate increases;

•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;

•	Ferro may not pay dividends on its common stock in the foreseeable future; and

•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2012.

# # #

Contacts:

Investor Contact:
John Bingle, 216-875-5411
Treasurer and Director of Investor Relations
john.bingle@ferro.com

or

Media Contact:
Mary Abood, 216-875-5401
Director, Corporate Communications
mary.abood@ferro.com

Table 1
Ferro Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in thousands, except share and per share
amounts)	2013	As adjusted 2012	2013	As adjusted 2012
Net sales	$408,104	$408,865	$1,261,083	$1,344,836
Cost of sales	323,857	348,155	1,009,945	1,112,587

Gross profit	84,247	60,710	251,138	232,249
Selling, general and administrative expenses	59,078	63,863	184,986	202,675
Restructuring and impairment charges	3,834	198,695	26,738	203,734
Other expense (income):
Interest expense	6,766	6,716	21,034	19,566
Interest earned	(48)	(57)	(171)	(192)
Foreign currency losses, net	1,308	869	4,016	792
Miscellaneous (income) expense, net	(209)	797	(9,493)	3,038

Income (loss) before income taxes	13,518	(210,173)	24,028	(197,364)
Income tax expense	474	105,447	4,025	113,115

Income (loss) from continuing operations	13,044	(315,620)	20,003	(310,479)
(Loss) income from discontinued operations, net of income taxes	—	(118)	(8,421)	917
Net income (loss)	13,044	(315,738)	11,582	(309,562)
Less: Net income attributable to noncontrolling interests	392	376	177	830

Net income (loss) attributable to Ferro Corporation common shareholders	$12,652	$(316,114)	$11,405	$(310,392)

Earnings (loss) per share attributable to Ferro Corporation common shareholders:
Basic earnings (loss):
From continuing operations	$0.15	$(3.66)	$0.23	$(3.61)
From discontinued operations	—	—	(0.10)	0.01

	$0.15	$(3.66)	$0.13	$(3.60)

Diluted earnings (loss):
From continuing operations	$0.15	$(3.66)	$0.23	$(3.61)
From discontinued operations	—	—	(0.10)	0.01

	$0.15	$(3.66)	$0.13	$(3.60)

Shares outstanding:
Weighted-average basic shares	86,425,550	86,295,512	86,464,363	86,274,082
Weighted-average diluted shares	87,250,026	86,295,512	87,033,992	86,274,082
End-of-period basic shares	86,304,829	86,295,512	86,304,829	86,295,512

Table 2
Ferro Corporation and Subsidiaries
Segment Net Sales and Segment Gross Profit
(Unaudited)
	Three months ended		Nine months ended
(Dollars in thousands)	September 30,		September 30,
	2013	As adjusted 2012	2013	As adjusted 2012
Segment Net Sales
Pigments, Powders and Oxides	$47,647	$64,053	$155,948	$219,398
Performance Colors and Glass	94,059	86,398	298,633	294,806
Performance Coatings	151,873	137,228	445,969	447,065
Polymer Additives	71,599	79,881	229,266	251,055
Specialty Plastics	42,926	41,305	131,267	132,512
Total segment net sales	$408,104	$408,865	$1,261,083	$1,344,836

Segment Gross Profit
Pigments, Powders and Oxides	$8,390	$7,231	$25,882	$28,363
Performance Colors and Glass	28,713	21,086	87,203	77,220
Performance Coatings	36,410	23,858	100,237	85,328
Polymer Additives	6,251	8,907	20,616	26,871
Specialty Plastics	6,881	6,984	22,116	23,207
Other cost of sales	(2,398)	(7,356)	(4,916)	(8,740)

Total gross profit	84,247	60,710	251,138	232,249
Selling, general and administrative expenses	59,078	63,863	184,986	202,675
Restructuring and impairment charges	3,834	198,695	26,738	203,734
Other expense, net	7,817	8,325	15,386	23,204

Income (loss) before income taxes	$13,518	$(210,173)	$24,028	$(197,364)

Table 3
Ferro Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)	September 30,
	2013	December 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$35,853	$29,576
Accounts receivable, net	331,847	306,463
Inventories	195,617	200,824
Deferred income taxes	8,011	7,995
Other receivables	32,371	31,554
Other current assets	14,571	10,802
Current assets of discontinued operations	—	6,289

Total current assets	618,270	593,503

Property, plant and equipment, net	299,619	309,374
Goodwill	63,234	62,975
Amortizable intangible assets, net	12,268	14,410
Deferred income taxes	20,527	21,554
Other non-current assets	55,444	61,941
Other assets of discontinued operations	—	15,346

Total assets	$1,069,362	$1,079,103

LIABILITIES AND EQUITY
Current liabilities
Loans payable and current portion of long-term debt	$59,665	$85,152
Accounts payable	183,044	182,024
Accrued payrolls	44,081	31,643
Accrued expenses and other current liabilities	67,514	76,384
Current liabilities of discontinued operations	—	1,300

Total current liabilities	354,304	376,503

Long-term debt, less current portion	278,119	261,624
Postretirement and pension liabilities	199,922	216,167
Other non-current liabilities	20,316	18,135

Total liabilities	852,661	872,429
Shareholders’ equity	203,356	193,527
Noncontrolling interests	13,345	13,147

Total liabilities and equity	$1,069,362	$1,079,103

Table 4
Ferro Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
	Three months ended		Nine months ended
(Dollars in thousands)	September 30,		September 30,
	2013	2012	2013	2012
Cash flows from operating activities
Net income (loss)	$13,044	$(315,738)	$11,582	$(309,562)
(Gain) loss on sale of assets and business	(291)	277	(10,686)	1,018
Restructuring and impairment charges	(1,602)	306,933	4,355	311,084
Depreciation and amortization	11,940	13,727	38,000	41,734
Accounts receivable	14,091	27,617	(23,079)	(23,006)
Inventories	2,017	7,060	12,118	15,637
Accounts payable	(11,448)	(19,505)	(5,864)	(4,254)
Other changes in current assets and liabilities, net	(3,443)	(317)	(8,363)	7,814
Other adjustments, net	(12,751)	(5,696)	(15,060)	(20,929)
Net cash provided by operating activities	11,557	14,358	3,003	19,536
Cash flows from investing activities
Capital expenditures for property, plant and equipment	(5,285)	(10,737)	(21,187)	(46,245)
Proceeds from sale of assets	586	1,194	16,034	2,386
Proceeds from sale of stock of Ferro Pfanstiehl Laboratories, Inc.	—	—	16,912	—
Dividends received from affiliates	—	(340)	1,119	96

Net cash (used for) provided by investing activities	(4,699)	(9,883)	12,878	(43,763)
Cash flow from financing activities
Net borrowings (repayments) under loans payable	17,937	(12,819)	9,223	22,087
Proceeds from revolving credit facility	152,116	110,155	368,317	323,151
Principal payments on revolving credit facility	(136,584)	(104,752)	(351,404)	(319,926)
Extinguishment of convertible senior notes	(35,066)	—	(35,066)	—
Other financing activities	(347)	1,820	(734)	760

Net cash (used for) provided by financing activities	(1,944)	(5,596)	(9,664)	26,072
Effect of exchange rate changes on cash and cash equivalents	277	571	60	(19)

Increase (decrease) in cash and cash equivalents	5,191	(550)	6,277	1,826
Cash and cash equivalents at beginning of period	30,662	25,367	29,576	22,991
Cash and cash equivalents at end of period	$35,853	$24,817	$35,853	$24,817

Cash paid during the period for:
Interest	$12,088	$12,147	$25,484	$25,343
Income taxes	526	1,032	2,905	3,130

Table 5
Ferro Corporation and Subsidiaries
Supplemental Information
Reconciliation of Reported Income (Loss) to Adjusted Income (Loss)
for the Three Months Ended September 30 (Unaudited)
(Dollars in thousands,		Selling, general and				Net income (loss)
except per share amounts)		administrative	Restructuring and	Other expense	Income tax expense	attributable to common	Diluted earnings
	Cost of sales	expenses	impairment charges	(income), net	(benefit)	shareholders	(loss) per share
	2013
As reported	$323,857	$59,078	$3,834	$7,817	$474	$12,652	$0.15
Special items:
Restructuring	—	—	(3,834)	—	1,380	2,454	0.02
Other (1)	(601)	(2,256)	—	—	1,029	1,828	0.02
Taxes (2)	—	—	—	—	4,392	(4,392)	(0.05)
Total special items	(601)	(2,256)	(3,834)	—	6,801	(110)	(0.01)

As adjusted	$323,256	$56,822	$—	$7,817	$7,275	$12,542	$0.14

				2012

As reported	$348,155	$63,863	$198,695	$8,325	$105,447	$(316,114)	$(3.66)
Special items:
Restructuring	—	—	(198,695)	—	71,530	127,165	1.47
Other (1)	(5,813)	(3,245)	—	—	3,261	5,797	0.07
Taxes (2)	—	—	—	—	(181,109)	181,109	2.10
Discontinued operations	—	—	—	—	—	118	—

Total special items	(5,813)	(3,245)	(198,695)	—	(106,318)	314,189	3.64

As adjusted	$342,342	$60,618	$—	$8,325	$(871)	$(1,925)	$(0.02)

1)	Includes certain severance costs, impairments, ongoing costs at facilities that have been idled, gain/loss on divestitures, proxy contest related costs and certain business development activities.

2)	Adjustment of reported earnings and of special items to a normalized 36% rate for 2013 and 2012.

It should be noted that adjusted earnings and earnings per share are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The adjusted earnings and earnings per share presented here exclude certain special items, including restructuring and impairment charges, severance costs, ongoing costs at facilities that have been idled, gain/loss on divestitures, proxy contest related costs and certain business development costs. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.

Table 6
Ferro Corporation and Subsidiaries
Supplemental Information
Reconciliation of Reported Income (Loss) to Adjusted Income
for the Nine Months Ended September 30 (Unaudited)
		Selling, general and				Net income (loss)
(Dollars in thousands,		administrative	Restructuring and	Other expense	Income tax expense	attributable to common	Diluted earnings
except per share amounts)	Cost of sales	expenses	impairment charges	(income), net	(benefit)	shareholders	(loss) per share
	2013
As reported	$1,009,945	$184,986	$26,738	$15,386	$4,025	$11,405	$0.13
Special items:
Restructuring	—	—	(26,738)	—	9,626	17,112	0.20
Other (1)	(3,465)	(6,782)	—	8,856	501	890	0.01
Taxes (2)	—	—	—	—	4,625	(4,625)	(0.05)
Solar Pastes (3)	—	—	—	—	—	205	—
Discontinued operations	—	—	—	—	—	8,421	0.10
Noncontrolling interest	—	—	—	—	—	(394)	(0.01)

Total special items	(3,465)	(6,782)	(26,738)	8,856	14,752	21,609	0.25
As adjusted	$1,006,480	$178,204	$—	$24,242	$18,777	$33,014	$0.38

				2012

As reported	$1,112,587	$202,675	$203,734	$23,204	$113,115	$(310,392)	$(3.60)
Special items:
Restructuring	—	—	(203,734)	—	73,344	130,390	1.51
Other (1)	(7,204)	(5,969)	—	(808)	5,033	8,948	0.10
Taxes (2)	—	—	—	—	(184,166)	184,166	2.14
Discontinued operations	—	—	—	—	—	(917)	(0.01)

Total special items	(7,204)	(5,969)	(203,734)	(808)	(105,789)	322,587	3.74
As adjusted	$1,105,383	$196,706	$—	$22,396	$7,326	$12,195	$0.14

1)	Includes certain severance costs, impairments, ongoing costs at facilities that have been idled, gain/loss on divestitures, proxy contest related costs and certain business development activities.

2)	Adjustment of reported earnings and of special items to a normalized 36% rate for 2013 and 2012.

3)	Adjustment to exclude the operations of the Solar Pastes product line prior to the completion of the transaction on February 6, 2013 where certain Solar Pastes assets were sold and the Company exited the product line. We believe this adjustment, in combination with the adjustment to exclude the gain on the sale of Solar Pastes assets of $8,954 included within the adjustments to the Other Expense, Net, provides investors with additional information on the underlying operations of the business.

It should be noted that adjusted earnings and earnings per share are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The adjusted earnings and earnings per share presented here exclude certain special items, including restructuring and impairment charges, severance costs, ongoing costs at facilities that have been idled, gain/loss on divestitures, proxy contest related costs and certain business development costs. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.

Table 7
Ferro Corporation and Subsidiaries
Supplemental Information
Segment Sales Excluding Precious Metals and
Reconciliation of Segment Net Sales Excluding Precious Metals to Net Sales and Schedule of
Adjusted Gross Profit (Unaudited)
	Three months ended				Nine months ended
	September 30,				September 30,
(Dollars in thousands)	2013		As adjusted 2012		2013		As adjusted 2012
Pigments, Powders and Oxides	$35,551		$38,286		$110,146		$124,429
Performance Colors and Glass	85,076		76,204		264,822		256,931
Performance Coatings	151,873		137,228		445,969		447,065
Polymer Additives	71,599		79,881		229,266		251,055
Specialty Plastics	42,926		41,305		131,267		132,512

Total segment sales excluding precious metals	387,025		372,904		1,181,470		1,211,992
Sales of precious metals	21,079		35,961		79,613		132,844

Total net sales	$408,104		$408,865		$1,261,083		$1,344,836

Net sales excluding precious metals	$387,025		$372,904		$1,181,470		$1,211,992
Adjusted cost of sales	323,256		342,342		1,006,480		1,105,383
Cost of sales from precious metals	(21,079)		(35,961)		(79,613)		(132,844)

Adjusted cost of sales excluding precious metals	302,177		306,381		926,867		972,539

Adjusted gross profit	$84,848		$66,523		$254,603		$239,453

Adjusted gross profit percentage	21.9	%	17.8	%	21.5	%	19.8	%

It should be noted that segment net sales excluding precious metals, adjusted cost of sales and adjusted gross profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The sales are presented here to exclude the impact of volatile precious metal raw material costs. The precious metal raw material costs are generally passed through directly to customers with minimal margin. Adjusted cost of sales and adjusted gross profit presented here exclude certain special items including impairment charges and ongoing costs at facilities that have been idled. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance.

Table 8
Ferro Corporation and Subsidiaries
Supplemental Information
Segment Detail
Performance Materials
	Three months ended		Nine months ended
(Dollars in thousands)	September 30,		September 30,
	2013	As adjusted 2012	2013	As adjusted 2012
Sales

Pigments, Powders & Oxides	$47,647	$64,053	$155,948	$219,398
Performance Colors & Glass	94,059	86,398	298,633	294,806
Performance Coatings	151,873	137,228	445,969	447,065

Total Performance Materials Sales	293,579	287,679	900,550	961,269
Gross profit

Pigments, Powders & Oxides	8,390	7,231	25,882	28,363
Performance Colors & Glass	28,713	21,086	87,203	77,220
Performance Coatings	36,410	23,858	100,237	85,328

Total Performance Materials Gross Profit	73,513	52,175	213,322	190,911
Selling, general and administrative charges	34,205	42,620	113,700	137,393

Performance Materials Operating Profit	$39,308	$9,555	$99,622	$53,518

Performance Chemicals
	Three months ended		Nine months ended
	September 30,		September 30,

	2013	As adjusted 2012	2013	As adjusted 2012

Sales

Polymer Additives	$71,599	$79,881	$229,266	$251,055
Specialty Plastics	42,926	41,305	131,267	132,512

Total Performance Chemicals Sales	114,525	121,186	360,533	383,567
Gross Profit

Polymer Additives	6,251	8,907	20,616	26,871
Specialty Plastics	6,881	6,984	22,116	23,207

Total Performance Chemicals Gross Profit	13,132	15,891	42,732	50,078
Selling, general and administrative charges	5,864	6,709	17,575	24,294

Performance Chemicals Operating Profit	$7,268	$9,182	$25,157	$25,784

Table 9
Ferro Corporation and Subsidiaries
Supplemental Information
Reconciliation of Operating Group Non-GAAP Measures to
Consolidated GAAP Balances
	Three months ended		Nine months ended
(Dollars in thousands)	September 30,		September 30,
	2013	As adjusted 2012	2013	As adjusted 2012
Total Sales	$408,104	$408,865	$1,261,083	$1,344,836
Performance Materials	73,513	52,175	213,322	190,911
Performance Chemicals	13,132	15,891	42,732	50,078
Other cost of sales	(2,398)	(7,356)	(4,916)	(8,740)

Total gross profit	84,247	60,710	251,138	232,249
Performance Materials	34,205	42,620	113,700	137,393
Performance Chemicals	5,864	6,709	17,575	24,294
Corporate	19,009	14,534	53,711	40,988

Total selling, general and administrative charges	59,078	63,863	184,986	202,675
Total operating profit	25,169	(3,153)	66,152	29,574
Restructuring and impairment charges	3,834	198,695	26,738	203,734
Interest expense	6,766	6,716	21,034	19,566
Interest earned	(48)	(57)	(171)	(192)
Foreign currency losses, net	1,308	869	4,016	792
Miscellaneous (income) expense, net	(209)	797	(9,493)	3,038

Income (loss) from continuing operations before taxes	$13,518	$(210,173)	$24,028	$(197,364)

It should be noted that operating group sales, gross profit, selling, general and administrative charges, and operating profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The respective information has been aggregated in a manner consistent with the operating groups of the Company. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance.

Table 10
Ferro Corporation and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted
EBITDA
	Three months ended				Nine months ended
	September 30,				September 30,
(Dollars in thousands)	2013		2012		2013		2012

Net Income (Loss) Attributable to Ferro Corporation	$12,652		$(316,114)		$11,405		$(310,392)
Loss (Income) from Discontinued Operations, net of Income Tax	—		118		8,421		(917)
Interest Expense	6,766		6,716		21,034		19,566
Income Tax Expense	474		105,447		4,025		113,115
Depreciation and Amortization	11,940		13,727		38,000		41,734
Less Interest Amortization Expense and Other	(545)		(718)		(2,616)		(2,150)
Cost of Sales Adjustments	601		5,813		3,465		7,204
SG&A Adjustments	2,256		3,245		6,782		5,969
Restructuring and Impairment	3,834		198,695		26,738		203,734
Other (Income) and Expense Adjustments	—		—		(520)		808
Noncontrolling Interest Adjustments	—		—		(394)		—
Gain on Sale of Solar Pastes Assets	—		—		(8,954)		—
Solar Pastes Operations	—		—		323		—
Adjusted EBITDA	$37,978		$16,929		$107,709		$78,671

Net sales excluding precious metals	$387,025		$372,904		$1,181,470		$1,211,992
Adjusted EBITDA as a % of net sales excluding precious metals	9.8	%	4.5	%	9.1	%	6.5	%

It should be noted that adjusted EBITDA is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). Adjusted EBITDA is net income before the effects of discontinued operations, interest, income taxes, depreciation and amortization, nonrecurring adjustments to cost of sales, nonrecurring adjustments to SG&A, restructuring and impairment charges, nonrecurring adjustments to miscellaneous income and expense, and the gain and impact of solar pastes operations on Q1 2013. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.